SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549

                                    -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15D OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 16, 1996

                             SFX BROADCASTING, INC.
(Exact name of registrant as specified in charter)



       Delaware                           0-22486          13-3649750

(State or Other Jurisdiction        (Commission File No.)     (IRS Employer
      of Incorporation)                                    Identification No.)



150 East 58th Street, 19th Floor, New York, New York               10155
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:     (212) 407-9191


                             N/A
(Former name or former addree, if changed since last report)





ITEM 5.     OTHER EVENTS

        As previously disclosed, the Registrant has received a commitment from its lender to increase amounts available under its senior credit facility from $50.0 million to $150.0 million.

        In May 1996, the Company entered into an agreement to sell WWKY-AM and WTKX-FM, both operating in Louisville, Kentucky, for approximately $6.9 million and a separate agreement to sell WVEZ-FM, also operating in Louisville, Kentucky, for approximately $12.6 million. Both agreements contain customary covenants and conditions and may be terminated by either party not then in default if FCC consent is not obtained within nine months after the date on which the FCC application is filed.

            (c)     Exhibits

            10.1 Letter agreement between SFX Broadcasting, Inc. and the Bank of New York dated May 16, 1996.

            10.2 Asset Purchase Agreement between SFX Acquisition Corporation and Clear Channel Radio, Inc. dated May 13, 1996.

            10.3 Asset Purchase Agreement between SFX Broadcasting, Inc. and Regent Broadcasting of Louisville, Inc. dated
                     May 13, 1996.

            10.4     Press Release issued by the Registrant on May 23, 1996.






                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                                      SFX BROADCASTING, INC.



                                      By:  /s/ Howard J. Tytel

                                      Name:  Howard J. Tytel
                                      Title: Executive Vice President



Dated:  May 23, 1996